UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): September 24, 2012

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 618-0911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On September 24, 2012, Patrick E Delaney, Chief Financial Officer, Treasurer and Secretary of HealthWarehouse.com, Inc. (the “Company”), submitted his resignation effective immediately.

(c)    On September 24, 2012 the Board of Directors of the Company appointed Eduardo Altamirano, age 31, as Chief Financial Officer, Treasurer and Secretary.

Mr. Altamirano joined the Company as Vice President of Marketing and Communications in May 2012. From June 2010 to April 2012, he served as Vice President, Investment Banking, at Roth Capital Partners, a privately owned investment banking firm that focuses on small-cap public companies. Between 2003 and 2010, he held increasingly responsible investment banking, private equity and equity research positions at Riveria Investment Group, UBS and Credit Suisse. Roth Capital Partners, Riveria Investment Group, UBS and Credit Suisse are not affiliates of the Company. Mr. Altamirano holds a B.B.A. in Finance and a B.A in International Studies from Southern Methodist University.

There are no family relationships between Mr. Altamirano and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2012	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer